AMENDED AND RESTATED

BY-LAWS (as of July 23, 2024) OF

MoA FUNDS CORPORATION

ARTICLE I

OFFICES

SECTION 1.1. Principal Office. The principal office of MoA FUNDS CORPORATION (hereinafter referred to as the “Corporation”) in the State of Maryland shall be in the City of Baltimore, State of Maryland.

SECTION 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require, including without limitation offices at New York, New York.

ARTICLE II

SHAREHOLDERS

SECTION 2.1. Place of Meetings. Meetings of shareholders shall be held at the offices of the Corporation in the City of New York, New York, or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. Shareholders not physically present at a meeting may, by means of remote communication, participate in a meeting of shareholders, and be deemed present in person and vote at a meeting.

SECTION 2.2. Annual Meeting. The Corporation shall not be required to hold an annual meeting of its shareholders in any year in which none of the following is required to be acted on by the holders of any class or series of stock under the Investment Company Act of 1940 (the “1940 Act”): (a) election of directors, (b) approval of the Corporation’s investment advisory agreement with respect to a particular class or series; (c) ratification of the selection of independent public accountants; and (d) approval of the Corporation’s distribution agreement with respect to a particular class or series. In the event that the Corporation shall be required to hold a meeting of shareholders by the 1940 Act, such meeting shall be held: (a) at a date and time set by the Board of Directors in accordance with the 1940 Act if the purpose of the meeting is to elect directors or to approve an investment advisory agreement or distribution agreement; and (b) on a date fixed by the Board of Directors (i) in the fiscal year immediately following the fiscal year in which independent accountants were appointed if the purpose of the meeting is to ratify the selection of such independent accountants or (ii) in any fiscal year if an annual meeting is to be held for any reason other than as specified in the foregoing. Any shareholders’ meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held. At any such meeting, the shareholders shall elect directors to hold the offices of any directors who have held office for more than one year or who have been elected by the Board of Directors to fill vacancies that result from any cause. Except as the Articles of Incorporation or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting’s having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

SECTION 2.3. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board. Special meetings of shareholders shall be called by the Secretary upon the written request of holders of shares entitled to cast not less than twenty-five per cent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such requesting shareholders of the reasonably estimated cost of preparing and mailing such notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all shareholders entitled to notice of such meeting. No special meeting need be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve months unless requested by the holders of shares entitled to cast a majority of all votes entitled to be cast as such meeting.

SECTION 2.4. Notice and Purpose. Not less than ten (10) nor more than ninety (90) days before the date of every shareholders’ meeting, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called, whether by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post-office address as it appears on the records of the Corporation, with postage thereon prepaid. Business transacted at any special meeting of shareholders, but not annual meetings, shall be limited to the purposes stated in the notice.

SECTION 2.5. Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than ninety (90) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

SECTION 2.6. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders, but, if a quorum is not represented, a majority of the shareholders present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.7. Voting. Any holder on the record of the shareholders of the Corporation as of the record date determined pursuant to Section 2.5 herein shall be entitled to vote to the extent provided in the Articles of Incorporation, as they may be amended from time to time, either in person or by proxy executed in writing by him or her or by his or her duly authorized attorney-in-fact. Any holder of fractional shares of the Corporation shall have proportionally the same voting rights as are provided for a full share. No proxy shall be valid after eleven months from the date of execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless so otherwise made irrevocable by law. Proxies shall be delivered to the Secretary of the Corporation before or at the time of such meeting. The vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at a meeting at which a quorum is present shall be the act of the shareholders meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these By-laws.

SECTION 2.8. The Chairman of the Board and the Secretary. The Chairman of the Board or such individual as the Chairman shall designate shall preside at and the Secretary shall keep the records of each meeting of shareholders, and in the absence of either individual, his or her duties shall be performed by some person appointed at the meeting.

SECTION 2.9. Order of Business. The business shall be transacted in such order as the Chairman of the Board shall determine.

SECTION 2.10. Conduct of Meetings. At all meetings of the shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Chairman of the meetings, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless Inspectors of Election shall have been appointed as follows, in which event, such Inspectors of Election shall decide all such questions.

At any meeting of shareholders at which Directors are to be elected, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such meeting shall, appoint two Inspectors of Election who shall first subscribe an oath or affirmation to execute faithfully the duties of Inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.

ARTICLE III

DIRECTORS

SECTION 3.1. General Powers. The business and property of the Corporation shall be managed under the direction of its Board of Directors, and subject to the restrictions imposed by law, by the Articles of Incorporation, or by these By-laws, they shall exercise all the powers of the Corporation.

SECTION 3.2. Delegation. To the extent permitted by law, by the Articles of Incorporation or these By-laws, the Board of Directors may delegate the duty of management of the Corporation’s assets and such other of its powers and duties (a) to an Executive Committee or other committees, or (b) to another party to act as manager, investment adviser or underwriter pursuant to a written contract or contracts to be approved in the manner required by the 1940 Act.

SECTION 3.3. Number. A majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than ten, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

SECTION 3.4. Election, Resignations, Term of Office and Vacancies. The directors shall be elected at the annual meeting of shareholders, if any, or at any special meeting held for that purpose. Cumulative voting is not permitted. Directors need not be residents of the State of Maryland or shareholders of the Corporation. The term of office of each director shall be from the time of his/her election and qualification until the election of directors next succeeding his/her election and until his/her successor shall have been elected and shall have qualified, or until his/her death, or until he/she shall have resigned, or have been removed as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Articles of Incorporation. Any director of the Corporation may resign at any time by delivering a resignation to the Board of Directors, the Chairman of the Board or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Subject to compliance with Section 10(e) and 16(a) of the 1940 Act, any vacancies occurring in the Board of Directors may be filled as follows: (a) vacancies caused other than by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors, even though such majority is less than quorum and (b) vacancies caused by reason of an increase in the number of directors may be filled by a majority of the Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. If a special meeting of shareholder is required to fill a vacancy, the meeting shall be held within sixty (60) days or such longer period as may be permitted by the Securities and Exchange Commission.

SECTION 3.5. Place of Meeting. Meetings of the Board of Directors may be held within or without the State of Maryland, at whatever place is specified by the officer calling the meeting. In the absence of a specific place designation, the meeting shall be held at the office of the Corporation in the City of New York, New York.

Subject to any limitations of the 1940 Act, members of the Board of Directors or a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence at the meeting.

SECTION 3.6. Organization and Regular Meetings. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately following the annual meeting of the shareholders, at the place of such meeting. No notice of such first meeting need be given to either old or new members of the Board of Directors. Regular meetings may be held at such other times and places as shall be designated by the Board of Directors and notice of such regular meeting shall not be required.

SECTION 3.7. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, or the President, or any two (2) directors of the Corporation. The Secretary shall give notice of such special meeting by mailing the same at least three (3) days or by sending electronic communication or delivering personally or telephoning the same at least one (1) day before the meeting to each director. Notice of the time, place, and purpose of such meeting may be waived in accordance with Article VIII of these By-laws. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he or she attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.8. Chairman of the Board. The Board of Directors may designate from among its members a Chairman of the Board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the Chairman of the Board as an executive or non-executive chair. The Chairman of the Board or such individual as the Chairman shall designate shall preside at meetings of the Board of Directors. He or she shall have such other powers as are usually incident to the position of Chairman of the Board and shall exercise such other specific powers as the Board of Directors may from time to time assign him or her.

SECTION 3.9. Quorum and Manner of Acting. A majority of the number of directors fixed by these By-laws as from time to time amended shall constitute a quorum for the transaction of business, but a small number may adjourn from time to time until they can secure the attendance of a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise expressly required under the provisions of the 1940 Act, or where a larger vote is required by law, the Articles of Incorporation or these By-laws. Any regular or special meeting of the Board of Directors may be adjourned from time to time by those present, whether a quorum is present or not.

SECTION 3.10. Removal of Directors. Any director may be removed from office, either for or without cause, at any annual or special meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of directors. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors.

SECTION 3.11. Informal Action by Directors. Subject to the provisions of the 1940 Act, any action permitted or required by law, these By-laws or by the Articles of Incorporation to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument.

SECTION 3.12. Compensation of Directors. The Board of Directors may authorize reasonable compensation to Directors for their services as Directors and as members of committees of the Board of Directors and may authorize the reimbursement of reasonable expenses incurred by Directors in connection with rendering those services.

SECTION 3.13. Disinterested Directors. The Disinterested Director serving at any given time as Chair of the Audit Committee shall also be the Lead Director who shall preside at separate meetings of the Disinterested Directors, communicate concerns and issues raised by the Disinterested Directors to management and others as appropriate, and whenever appropriate, shall be the spokesperson for the Disinterested Directors.

ARTICLE IV

COMMITTEES

SECTION 4.1. Executive Committee. The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of the Chairman of the Board and one or more of the other directors of the Corporation, and may delegate to such Executive Committee any of the powers of the Board of Directors except as prohibited by law.

The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

SECTION 4.2. Other Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent provided in said resolution or resolutions, except where action of the Board of Directors is specified by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committees.

SECTION 4.3. General. A committee shall fix its own rules of procedure not inconsistent with these By-laws and with any directions of the Board of Directors. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Board of Directors. The presence of a majority shall constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of the members of the committee present shall be necessary for the taking of any action. A committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

ARTICLE V

OFFICERS

SECTION 5.1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Secretary and a Treasurer and may include a Chairman, a Chief Executive Officer, and a Chief Financial Officer. The Board of Directors may also elect a Vice President or additional Vice Presidents, Assistant Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers.

SECTION 5.2. Selection. The officers of the Corporation shall be elected annually by the Board of Directors. Any two or more offices, except the offices of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers.

SECTION 5.3. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

SECTION 5.4. Selection of Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. If they so deem, the Board of Directors may delegate this power to appoint other officers and agents to the Chairman of the Board.

SECTION 5.5. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. If they so deem, the Board of Directors may delegate this power to set salary levels of all officer and agent to the Chairman of the Board.

SECTION 5.6. Removal. Any officer or agent of the Corporation may be removed during his term by a majority vote of the Board of Directors whenever, in its judgment, removal of such person would serve the best interest of the Corporation. Such removal shall terminate all of such person’s authority as an officer or agent, but his right to salary and any contract rights shall depend on the terms of his employment and the circumstances of his removal. Election or appointment of an officer or agent shall not of itself create contract rights. If they so deem, the Board of Directors may delegate this power to remove agents and employees under their control to the Chairman of the Board of the Corporation.

SECTION 5.7. Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall assume general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents, and employees of the Corporation and shall see that their duties are properly performed. The foregoing shall not apply to any responsibilities delegated by the Board of Directors to a Manager, investment adviser, underwriter, custodian, or transfer agent pursuant to any written contract.

The Chief Executive Officer, either alone or (if as required by law, these By-laws or the Board of Directors) with the Secretary or any other officer of the Corporation so authorized by the Board of Directors, may sign certificates of shares of the Corporation or any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed.

The Chief Executive Officer, in conjunction with the Secretary, may duly authenticate the Corporation’s records or copies thereof for use as evidence in any action or proceeding to which the Corporation may be a party.

In general, the Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 5.8. President. Subject to the control of the Board of Directors, the President shall be the chief operating officer of the Corporation. In absence of the President or in the event of the death, inability or refusal to act or in the event for any other reason, it shall become impracticable for the President to act personally, the Chief Executive Officer shall perform the duties of the President and when so acting shall have all of the powers of and be subject to all of the restrictions upon the President.

The President, either along or (if as required by law, these By-laws or the Board of Directors) with the Secretary or any other officer of the Corporation so authorized by the Board of Directors, may sign certificates of shares of the Corporation or any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed.

The President, in conjunction with the Secretary, may duly authenticate the Corporation’s records or copies thereof for use as evidence in any action or proceeding to which the Corporation may be a party.

In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 5.9. The Vice President. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in his absence or disability or refusal to act, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other power as Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

SECTION 5.10. The Secretary and Assistant Secretaries. Except as may otherwise be provided by the Board of Directors, the Secretary of the Corporation shall have the following powers and duties:

(a)	to keep the minutes of the meetings of shareholders, of the Board of Directors, and any committee thereof in one or more books provided for that purpose;

(b)	to see that all notices are duly given, in accordance with these By-laws or as required by law;

(c)	to be custodian of the corporate records and the seal of the Corporation;

(d)	to see that the seal of the Corporation is affirmed to all documents duly authorized for execution under seal on behalf of the Corporation;

(e)	to keep or cause to be kept for the Corporation the stock ledger described in Section 9.1 of these By-laws;

(f)	to countersign certificates for shares of the Corporation, the issuance of which have been authorized by resolution of the Board of Directors

(g)	to have general charge of the stock transfer books of the Corporation;

(h)	to duly authenticate, in conjunction with the President, the Corporation’s records or copies thereof to be used as evidence in any action or proceedings to which the Corporation may be a party; and

(i)

to perform all duties incidental to the office of Secretary and such other duties as, from time to time, may be assigned to the Secretary by the Chief Executive Officer, the President or Board of Directors.

The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or refusal to act or disability of the Secretary, perform the duties and exercise the power of the Secretary and shall perform such other duties as, from time to time, may be assigned by the Chief Executive Officer, the Secretary or the Board of Directors.

SECTION 5.11. The Treasurer, the Chief Financial Officer, and Assistant Treasurers. Except as may otherwise be provided by the Board of Directors the Treasurer, Chief Financial Officer, or comparable position shall:

(a)

have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Corporation;

(b)	keep full and accurate accounts of the receipts and disbursements in books belonging to the Corporation;

(c)	cause all monies and other valuables to be deposited to the credit of the Corporation;

(d)	receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever;

(e)	disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefore; and

(f)

in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, or the Board of Directors.

SECTION 5.12. Other Subordinate Officers. Other subordinate officers and agents appointed by the Board of Directors shall exercise such powers and perform such duties as may be assigned by the Chief Executive Officer, the President or may be delegated to them by the resolution appointing them, or by subsequent resolutions adopted from time to time by the Board of Directors.

SECTION 5.13. Bonding. The Board of Directors may require any officer, agent or employee to give bond for the faithful discharge of his or her duties and for the protection of the Corporation in such sum and with such surety or sureties as the Board may deem available.

ARTICLE VI

TRANSACTIONS WITH RELATED PARTIES

SECTION 6.1. To the extent permitted by law and by the provisions of this Article VI, any director, officer or employee, individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee may be an officer, director, trustee, employee or shareholder, may be a party to, or may be pecuniary or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee, employee or shareholder, is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is so interested or who is also a director, officer, trustee, employee or shareholder of such other corporation or association, or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction with like force and effect as if he or she were not such director, officer, trustee, employee or shareholder of such corporation or association, or not so interested or a member of a partnership so interested, or so interested individually.

SECTION 6.2. Nothing herein contained shall protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1. Indemnification. The indemnification set forth in this Article shall be to the maximum extent permitted by Maryland law, subject only to any limitations imposed by federal securities law.

SECTION 7.2. Non-Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding not arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties (“disabling conduct”).

SECTION 7.3. Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completion action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the or she is or was a director, officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expense (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit not arising by reason of disabling conduct.

SECTION 7.4. Required Indemnification. To the extent that a person who is or was a director, officer, agent or employee of the Corporation has been successful on the merits in defense of any claim of liability by reason of disabling conduct, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

SECTION 7.5. Determination. Any indemnification under Section 7.1 and 7.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination, based on a review of the facts, that indemnification of the director, officer, agent employee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.2 and 7.3. Such determination shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct, or (2) in the absence of such a decision by the Board of Directors by a majority vote of a quorum consisting of disinterested directors who were not parties to such action, suit or proceeding (“disinterested nonparty directors”), or (3) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested non-party directors so direct, by independent legal counsel in a written opinion.

SECTION 7.6. Advance Payment. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, agent or employee to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VII, provided that either (1) the person to be indemnified provides a security for his or her undertaking; or (2) the Corporation is insured against losses arising by reason of any such lawful advances; or (3) a majority of a quorum of the disinterested non-party directors, or an independent legal counsel in a written opinion, determines, based on a review of readily-available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.

SECTION 7.7 Non-Exclusive Right. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.8. Insurance. The Corporation may purchase and maintain insurance on its behalf and on behalf of any person who is or was a director, officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, but not arising by reason of disabling conduct.

ARTICLE VIII

WAIVERS OF NOTICE

Whenever, under the provisions of any law, the Articles of Incorporation or amendments thereto, or these By-laws, any notice is required to be given to any shareholder, director or committee member, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, as well as attendance at the meeting in person or by proxy, shall be equivalent to the giving of such notice. Waivers given by electronic communication or other such form of rapid transmission shall be deemed waivers in writing within the meaning of these By-laws.

ARTICLE IX

CAPITAL STOCK

SECTION 9.1. Stock Ledger and Record of Shareholders. The Corporation shall maintain at its offices in the City of New York, New York or at the offices of a transfer agent, if one is appointed, an original or duplicate stock ledger containing the names and address of all shareholders and the number of shares of each class held by each shareholder, and, if a certificate has been issued, the certificate number, date of issue and whether it was original issue or by transfer. The Board of Directors of the Corporation may appoint on one or more transfer agents of the stock of the Corporation. Unless and until such appointment is made, the Secretary of the Corporation shall maintain the stock ledger. The names of shareholders as they appear on the stock ledger shall be the official list of shareholders of record of the Corporation for all purposes.

The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person, except as otherwise provided by the federal securities laws or the laws of Maryland.

SECTION 9.2. Transfers of Shares. The shares of the Corporation shall be transferable on the stock certificate books of the Corporation upon appropriate authorization in person by the holder of record thereof, or his or her duly authorized attorney or legal representative, and, if a certificate was issued, upon endorsement and surrender for cancellation of the certificate of such shares. All certificates surrendered for transfer shall be canceled, and no new certificates shall be issued to the transferee until a former certificate or certificates for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent of the Corporation as the Board of Directors may prescribe.

ARTICLE X

CUSTODIAN

SECTION 10.1. Employment of Custodian. All assets of the Corporation shall be held by one or more custodian banks or trust companies meeting the requirements of the 1940 Act, as the Board of Directors may from time to time determine, each of which custodians shall have capital, surplus and undivided profits of not less than $2,000,000 and may be registered in the name of the Corporation, including a designation of a particular class to which such assets belong, or any such custodian, or a nominee of either of them. The terms of any custodian agreement shall be determined by the Board of Directors, which terms shall be in accordance with the provisions of the 1940 Act. If so directed by vote of the holders of a majority of the outstanding shares of a particular class or by vote of the Board of Directors, in accordance with the provisions of the 1940 Act, the custodian of the assets belonging to such class shall deliver and pay over such assets as specified in such vote.

Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may direct a custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange of a national securities association registered with the Securities and Exchange Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Corporation or a custodian.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Fiscal Year. Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall begin on January 1, and end on December 31, in each year.

SECTION 11.2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Maryland”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 11.3. Annual Report. The Chief Executive Officer, President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of affairs of the Corporation for the preceding fiscal year, which shall be submitted at the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland.

ARTICLE XII

AMENDMENT

SECTION 12.1. By Shareholders. These By-laws may be amended, altered, repealed or added to at any regular meeting of the shareholders or at any special meeting called for that purpose, by the affirmative vote of a majority of the shares entitled to vote and represented at such meeting.

SECTION 12.2. By Directors. The Board of Directors may alter and amend, adopt, replace or add to these By-laws at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, by the affirmative vote of a majority of such Board, except where a vote of shareholders is required by law, the Articles of Incorporation, or these By-laws.